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                                                                    EXHIBIT 10.2

                             MASTER LEASE AGREEMENT
                                     (Quasi)


         THIS MASTER LEASE AGREEMENT, dated as of April 16, 1999 ("Agreement"), between Mercedes-Benz Credit Corporation, with an office at 1011 Warrenville Road, Suite 600, Lisle IL 60532 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and ABF Freight System, Inc., a corporation organized and existing under the laws of the State of Delaware with its mailing address and chief place of business at 3801 Old Greenwood Road, Fort Smith, AR 72903 (hereinafter called "Lessee"). WITNESSETH:

I. LEASING:

(a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule"). Terms defined in a schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule. (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) paid in full invoice or other evidence of ownership of the Equipment, (iii) evidence of insurance which complies with the requirements of Section IX, and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment. Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

II. TERM, RENT AND PAYMENT:

(a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("Lease Commencement Date"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing. (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. If one or more Advance Rentals are payable, such Advance Rental shall be (i) set forth on the applicable Schedule,
(ii) due upon acceptance by Lessor of such Schedule, and (iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such

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Schedule. In no event shall any Advance Rental or any other rent payments be refunded to Lessee. If rent is not paid within ten (10) days of its due date, Lessee agrees to pay a late charge of five cents ($0.05) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

III. TAXES:

Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), any Schedule, Lessor or Lessee by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest, thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, (iii) send a copy thereof to Lessor.

IV. REPORTS:

(a) Lessee will notify Lessor in writing, within ten (10) days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification. (b) Lessee will within 90 days of the close of each fiscal year of Lessee, deliver to Lessor, Lessee's balance sheet and profit and loss statement, certified by a recognized firm of certified public accountants. Upon request Lessee will deliver to Lessor quarterly, within 90 days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Lessee's quarterly financial report certified by the chief financial officer of Lessee. (c) Lessee will permit Lessor to inspect any Equipment during normal business hours. (d) Lessee will keep the Equipment at the Equipment location (specified in the applicable schedule) and will promptly notify Lessor of any relocation of the Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification. (e) Within 60 days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he has reviewed the activities of Lessee and that, to the best of his knowledge, there exists no default (as described in Section XI) or event which with notice or lapse of time (or both) would become such a default.

V. DELIVERY, USE AND OPERATION:

(a) All Equipment shall be shipped directly from the Supplier to Lessee. (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations. (c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER, NOR SHALL

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LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, MEXICO, OR
CANADA WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR. (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which are granted in favor of or result from acts of Lessor.

VI. SERVICE:

(a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted. Lessee shall, if at any time requested by Lessor, affix in a prominent position on each unit of Equipment plates, tags or other identifying labels showing ownership thereof by Lessee and Lessor's security interest therein. (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law; and shall become subject to the lien of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property. (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule, or regulation shall be made at the expense of Lessee.

VII. STIPULATED LOSS VALUE:

Lessee shall use its best efforts to promptly notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). On the rental payment date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated as of the rental payment date next preceding such Casualty Occurrence ("Calculation Date"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft, or complete destruction of such unit) provided no event of default shall have occurred and be continuing hereunder, Lessee shall be entitled to possession of such unit.

VIII. LOSS OR DAMAGE:

Lessee hereby assumes and shall bear the entire risk of any loss, theft, damages to, or destruction of, any unit of Equipment from any cause whatsoever from the time the Equipment is shipped to Lessee.

IX. INSURANCE:

Unless (and then only to the extent) waived by Lessor in writing, Lessee shall, at its own expense, keep all Equipment insured for casualty loss for such amounts and against such


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hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured on the liability coverage and with a loss payable clause in favor of Lessor as regards physical damage coverage and as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. The insurance shall provide (i) liability coverage in an amount equal to at least ONE MILLION U.S. DOLLARS ($1,000,000.00) total liability per occurrence, and (ii) casualty coverage in an amount equal at a minimum to the Stipulated Loss Value or the full replacement cost of the Equipment; or at such other amounts as may be required by Lessor. Any such policies shall be with companies, and on terms, mutually satisfactory to Lessor and Lessee. Upon Lessor's declaration, Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor. No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make proof of loss and claim for damages and to receive payment of and execute or endorse all documents, checks or drafts in connection with such claims for damage. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Said policies shall provide that the insurance may not be altered or cancelled by the insurer until after thirty
(30) days written notice to Lessor. Lessor may, at its option, apply any proceeds of insurance, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

X. RETURN OF EQUIPMENT:

(a) Subject to the provisions of Section XX of this Lease, upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense return the Equipment to a location within the continental United States as Lessor shall direct. (b) Until Lessee has fully complied with the requirements of Section X(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) days notice to Lessee.

XI. DEFAULT:

(a) Lessor may in writing declare this Agreement in default if: Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within ten (10) days after Lessor has sent to Lessee written notice of said default; Lessee fails to comply with its notification obligations under
Section VII hereof; Lessee breaches any of its insurance obligations under
Section IX; Lessee breaches any of its other obligations to Lessor hereunder or under any instrument, document or agreement between Lessor and Lessee and fails to cure that breach within thirty (30) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; Lessee is not owned and/or controlled by Arkansas Best Corporation or one of its wholly-owned subsidiaries and Lessee's Tangible Net Worth, as defined in accordance with GAAP, is equal to or less than $120 million and the Total Liabilities divided by Total Net Worth, both terms as defined in accordance with GAAP, is greater than 3:1 immediately following the change of ownership or control: If Lessee


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is not owned and/or controlled by Arkansas Best Corporation, Lessee will maintain a Total Liabilities divided by Total Net Worth less than or equal to 3:1 and a Tangible Net Worth greater than $120 million on a continuing basis measured quarterly; any Equipment is illegally used; or a petition is filed by or against Lessee under any bankruptcy or insolvency laws. Such declaration shall apply to all Schedules except as specifically excepted by Lessor. (b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section X(a) above. Lessee hereby authorizes Lessor upon the default of Lessee (and failure to cure within any applicable cure period) to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental next preceding the declaration of default), and (ii) all rentals and other sums then due hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise, except to the extent of damages directly caused by the negligence or misconduct of Lessor. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of the Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee to pay Lessor all sums due from Lessee, hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessee. Lessee shall pay any deficiency in (1) and (2) forthwith. (c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay Lessor's actual attorney's fees incurred in connection with the enforcement, assertion, defense or preservation of Lessor's rights and remedies hereunder, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default. (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any other such agreement.

XII. ASSIGNMENT:

(a) Lessor may not assign its rights hereunder without Lessee's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, in the event Lessor does assign all or any part of its rights hereunder in violation of this section and Lessee objects to such assignment, Lessor shall have thirty (30) days from its receipt of written notice thereof from Lessee to remedy such assignment by repurchasing the Lease from the assignee, by commencing a new Lease with the Lessee on the same terms as previously applicable, covering the affected Equipment, or affecting such other remedy as may be reasonably acceptable to Lessee in its discretion. (b) Subject to the provisions of subsection (a) above, if Lessee receives written notice of an assignment from Lessor, Lessee will pay all rent and other amounts payable under any assigned

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Equipment Schedule to such assignee as instructed by Lessor. Lessee further agrees to confirm in writing receipt of a notice of assignment as may be reasonably requested by assignee. Lessee hereby agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim ("Claims") which Lessee has or may at any time have against Lessor for any reason whatsoever. However, nothing contained in the foregoing sentence shall limit whatever rights Lessee would otherwise have (i) to assert directly against such assignee those Claims which arise out of the acts or omissions of such assignee, or (ii) to assert directly against Lessor those Claims which arise out of the acts or omissions of Lessor. (c) Lessee may not assign its rights hereunder without Lessor's prior written consent, which consent shall not be unreasonably withheld.

XIII. NET LEASE; NO SET-OFF, ETC:

This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder, shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort of negligence of Lessor) of Lessee against Lessor under this Agreement of otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is in the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.

XIV. INDEMNIFICATION:

(a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, except to the extent directly caused by the negligence or misconduct of Lessor, and including, but not limited to, Lessor's strict liability in tort, arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement or environmental damage) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing. (b) All of Lessor's rights, privileges and indemnities contained in this Section XIV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

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XV. DISCLAIMER:

LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, except to the extent directly resulting from the negligence or misconduct of Lessor: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto;
(iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

XVI. REPRESENTATIONS AND WARRANTIES OF LESSEE:

Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule; (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located. (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws. (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained. (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgement, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party. (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other


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administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement. (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property. (g) Each Balance Sheet and Statement of Income delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of most recent such Balance Sheet and Statement of Income, there has been no material adverse changes. (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement). (i) The Equipment will at all times be used for commercial or business purposes.

XVII. OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST; USURY SAVINGS:

(a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respects to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such a position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure any of the tax benefits available to the owner of the Equipment. (b) Lessee hereby grants to Lessor a first security interest in the Equipment, together with all additions, attachments, accessions, accessories and accessions thereto whether or not furnished by the Supplier of the Equipment and any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds of the property in and against which a security interest is granted hereunder. Notwithstanding anything to the contrary contained elsewhere in this Agreement, to the extent that Lessor asserts a purchase money security interest in any items of Equipment ("PMSI Equipment"): (i) the PMSI Equipment shall secure only those sums which have been advanced by Lessor for the purchase of the PMSI Equipment, or the acquisition of rights therein, or the use thereof (the "PMSI Indebtedness"), and (ii) no other Equipment shall secure the PMSI Indebtedness. (c) It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or the Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or the Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or the Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it

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is in excess of the maximum amount of interest permitted by applicable law, (c)
any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or the Lease which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Lessee or otherwise by Lessor in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

XVIII. EARLY TERMINATION

(a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a Rent Payment Date ("Termination Date") upon at least 90 days prior written notice to Lessor. (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall (i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated as of the rental due on the Termination Date) for the Equipment, and (B) all rent and other sums due and unpaid as of the Termination Date. (c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee. (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section X) and (ii) pay to Lessor all amounts required under Section XVIII(b) less the amount of the highest bid certified by Lessee to Lessor.

XIX. EARLY PURCHASE OPTION:

(a) Provided that the Lease has not been earlier terminated and provided further that Lessee is not in default under the Lease or any other agreement between Lessor and Lessee, Lessee may, UPON AT LEAST 30 DAYS BUT NO MORE THAN 270 DAYS PRIOR WRITTEN NOTICE TO LESSOR OF LESSEE'S IRREVOCABLE ELECTION

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TO EXERCISE SUCH OPTION, purchase all (but not less than all) of the Equipment listed and described in this schedule on any Rent Payment Date following the First Termination Date as set forth in this Schedule, and prior to the date which is the scheduled expiration of this Lease (the "Early Purchase Date"), for a price equal to (i) the Termination Value (calculated as of the Early Purchase
Date) for the Equipment, and (ii) all rent and other sums due and unpaid as of the Purchase Date (the "Early Option Price"), plus all applicable sales taxes on an AS IS BASIS, (The purchase option granted by this subsection shall be referred to herein as the "Early Purchase Option"). (b) If Lessee exercises its Early Purchase Option with respect to the Equipment leased hereunder, then on the Early Purchase Date, Lessee shall pay to Lessor any rent and other sums due and unpaid on the Early Purchase Date and Lessee shall pay the Early Option Price, plus all applicable sales taxes, to Lessor in cash.

XX. PURCHASE OPTION:

(a) So long as no default exists hereunder and the lease has not been earlier terminated, Lessee may at lease expiration purchase all (but not less than all) of the Equipment in any Schedule on an AS IS, WHERE IS BASIS for cash equal to the amount indicated in such Schedule (the "Option Payment"). The Option Payment shall be due and payable in immediately available funds on the Expiration Date.
(b) Lessee shall be deemed to have waived this option unless it provides Lessor with written notice of its irrevocable election to exercise the same not less than 90 days prior to the Expiration Date.

XXI. MISCELLANEOUS:

Any controversy or claim arising out of or relating to this Lease shall be governed by the substantive laws of the State of Illinois, and shall be heard by a Federal Court located in the State of Illinois; provided, however, that Lessor may also institute suit in any jurisdiction where any of the Equipment, or any guarantor or their assets may be located. (b) Unless and until Lessee exercises its rights under Section XIX above, nothing herein contained shall give or convey to Lessee any right, title or interest in and to any Equipment except as a lessee. Any cancellation or termination by Lessor, pursuant to the provision of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. All Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof. (c) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if sent by registered or certified mail to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN

WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE PARTIES HERETO.

                                            ______________ Initials

(d) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, ten (10) days after sending written notice thereof to Lessee, but shall not be obligated to, effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default. (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of eighteen percent per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LESSOR:                               LESSEE:

Mercedes-Benz Credit Corporation      ABF Freight System, Inc.

By:                                   By:
    -----------------------------        -----------------------------
Name:                                 Name:
     ----------------------------          ---------------------------
Title:                                Title:
       --------------------------           --------------------------